UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2022

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Loan and Security Agreement

On February 17, 2022, Creative Realities, Inc. (the” Company”) and its subsidiaries (collectively, the “Borrowers”) refinanced their current debt facilities with Slipstream Communications, LLC (“Slipstream”), pursuant to a Second Amended and Restated Credit and Security Agreement (the “Credit Agreement”). The Borrowers include Reflect Systems, Inc. (“Reflect”), which became a wholly owned subsidiary of the Company as a result of the closing of the Merger (as defined below) on February 17, 2022. The debt facilities continue to be fully secured by all assets of the Borrowers.

The Company raised $10,000,000 in gross proceeds, or $9,950,000 in net proceeds, from entry into a new, 36-month senior secured term loan (the “Acquisition Loan”) with Slipstream as part of the Credit Agreement, which matures on February 17, 2025 (the “Maturity Date”). The Acquisition Loan has an interest rate of 8.0%, with 50.0% warrant coverage (or 2,500,000 warrants). The Company issued to Slipstream a $10,000,000 Acquisition Term Note in connection with obtaining the Acquisition Loan. On the first day of each month, commencing March 1, 2022 through February 1, 2025, the Borrowers will make interest-only payments on the Acquisition Loan (estimated to be $67,000 per monthly payment). No principal payments on the Acquisition Loan are payable until the Maturity Date.

The Credit Agreement also provides that the Company’s outstanding loans from Slipstream, consisting of its pre-existing $4.767 million senior secured term loan and $2.418 million secured convertible loan, with an aggregate of $7,185,319.06 in outstanding principal and accrued and unpaid interest under such loans, were consolidated into a term loan (the “Consolidation Term Loan”). The Consolidation Term Loan has an interest rate of 10.0%, with 75.0% warrant coverage (or 2,694,495 warrants). The Company issued to Slipstream a $7,185,319.06 Consolidation Term Note in connection with consolidating the Consolidation Term Loan. On the first day of each month, commencing March 1, 2022 through February 1, 2025, the Borrowers will make interest-only payments on the Consolidation Loan (estimated to be $60,000 per monthly payment). Commencing on September 1, 2023, and on the first day of each month thereafter until the Maturity Date, the Borrowers will make a payment on the Consolidation Term Loan, in an equal monthly installment of principal sufficient to fully amortize the Consolidation Term Loan in eighteen equal installments (estimated to be $399,000 per monthly installment).

In connection with the Credit Agreement, the Company issued to Slipstream a warrant to purchase an aggregate of 5,194,495 shares of Company common stock (the “Lender Warrant”). The Lender Warrant has a five-year term, an initial exercise price of $2.00 per share, subject to adjustments in the Lender Warrant, and is not exercisable until August 17, 2022.

In certain circumstances, upon a fundamental transaction of the Company, the holder of the Lender Warrant will have the right to require the Company to repurchase the Lender Warrant at its fair value using a Black Scholes option pricing formula; provided that such holder may not require the Company or its successor entity to repurchase the Lender Warrant for the Black Scholes value in connection with a fundamental transaction that is not approved by the Company’s Board of Directors, and therefore not within the Company’s control.

Secured Promissory Note

On February 17, 2022, in connection with the closing of the Merger described in Item 2.01 below, the Company issued to RSI Exit Corporation (“Stockholders’ Representative”), the representative of Reflect stockholders, a $2.5 million Note and Security Agreement (the “Secured Promissory Note”).

The Secured Promissory Note accrues interest at 0.59% (the applicable federal rate) and requires the Company and Reflect to pay equal monthly principal installments of $104,166.67 on the fifteenth (15th) day of each month, commencing on March 15, 2022. Any remaining or unpaid principal shall be due and payable on February 17, 2023. All payments under the Secured Promissory Note will be paid to the escrow agent in the Merger Agreement to be placed into the escrow account to secure the Reflect stockholders’ indemnification obligations until released on the one-year anniversary of the closing of the Merger, at which time any remaining proceeds not subject to a pending indemnification claim will be paid to the exchange agent for payment to the Reflect Stockholders. The obligations of the Company and Reflect set forth in the Secured Promissory Note are secured by a first-lien security interest in various contracts of Reflect, together with all accounts arising under such contracts, supporting obligations related to the accounts arising under such contracts, all related books and records, and products and proceeds of the foregoing. Slipstream subordinated its security interest in such collateral, and the recourse for any breach of the Secured Promissory Note by the Company or Reflect will be against such collateral. The Company has the right to offset amounts payable under the Secured Promissory Note upon a final, non-appealable decision of a court that entitles the Company or its affiliates to any damages for indemnification under the Merger Agreement, or the Stockholders’ Representative’s agreement in writing to such damages.

The foregoing descriptions of the Lender Warrant, Credit Agreement, $10,000,000 Acquisition Term Note, $7,185,319.06 Consolidation Term Note, and Secured Promissory Note are not complete descriptions thereof and are qualified in their entireties by reference to the full text of such documents filed as Exhibits 4.1, 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As the Company previously disclosed in the amended registration statement on Form S-4/A filed with the Securities Exchange Commission on January 4, 2022, the Company is party to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 12, 2021 and as amended on February 8, 2022, with Reflect Systems, Inc., a Delaware corporation (“Reflect”), pursuant to which a direct, wholly owned subsidiary of Creative Realities, CRI Acquisition Corporation, or “Merger Sub,” will merge with and into Reflect, with Reflect surviving as a wholly owned subsidiary of Creative Realities. The transaction is referred to herein as the “Merger.” On February 17, 2022, the parties consummated the transactions contemplated by the Merger Agreement, and Reflect is now a wholly owned subsidiary of the Company.

At the effective time of the Merger, all of Reflect’s shares of common stock and preferred stock, par value $0.001 per share, were converted into the right to receive a portion of (i) $18,666,667 in cash, subject to certain adjustments set forth in the Merger Agreement, (ii) 2,333,334 shares of Creative Realities common stock, par value $0.01 per share, referred to herein as the “Creative Realities Shares,” and (iii) contingent cash payable on or after the three-year anniversary of the effective time of the Merger, in an amount by which the closing price of the Creative Realities Shares on such anniversary are less than $6.40 per share, or if certain Reflect customers collectively achieve (i.e. account for) over 85,000 billable devices online at any time on or before December 31, 2022, $7.20 per share, multiplied by the amount of Creative Realities Shares held by the Reflect stockholders at such time.

The foregoing description of the Merger Agreement and Merger is not a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Annex A to the Form S-4 filed January 4, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 related to the issuance of the Lender Warrant is hereby incorporated by reference into this Item 3.02.

On February 17, 2022, in connection with obtaining a waiver of certain restrictions in investment documents between an investor and the Company in order to consummate the financing contemplated by the Credit Agreement, the Company paid consideration to such investor in the form of a warrant (the “Purchaser Warrant”) to purchase 1,400,000 shares of Company common stock in an at-the-market offering under Nasdaq rules. The number of shares of Company common stock subject to the Purchaser Warrant is equal to the waiver fee ($175,000) divided by $0.125 per share. The exercise price of the Purchaser Warrant is $1.41 per share, and the Purchaser Warrant is not exercisable until August 17, 2022. The Purchaser Warrant expires five years from the date of issuance. Under the terms of the Purchaser Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Company common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of shares of Company common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%. The Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, for a number of warrant shares in excess of that number of warrant shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Company common stock beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the total number of issued and outstanding shares of Company common stock following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the holder (together with its affiliates) to exceed 19.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise, in either case as such percentage ownership is determined in accordance with the terms of such warrant, unless Company shareholder approval is obtained to exceed more than such 19.99% of the total number of issued and outstanding shares of Company common stock following such exercise in accordance with the rules of The Nasdaq Stock Market.

The foregoing description of the Purchaser Warrant is not a complete descriptions thereof and is qualified in its entirety by reference to the full text of such document filed as Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated by reference.

Based in part upon the representations of Slipstream and the Purchaser, the offering and sales of the Lender Warrant and Purchaser Warrant (collectively, the “Warrants”) are exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Warrants by the Company will not be registered under the Securities Act or any state securities laws and neither of the Warrants, nor the Company common stock issuable pursuant thereto, may be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such Warrants did not involve a public offering and were made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonus Plan

On February 17, 2022, in connection with the closing of the Merger, the Company adopted a Retention Bonus Plan, pursuant to which the Company will pay to key members of Reflect’s management team an aggregate of $1,333,333 in cash, which was paid 50% at the closing of the Merger (the “Closing”), and subject to continuous employment with Reflect or Creative Realities, 25% on the one-year anniversary of Closing and 25% on the two-year anniversary of the Closing. The future cash payments due on the one-year and two-year anniversaries of the Closing are being deposited into an escrow agreement. The Retention Bonus Plan also requires the Company to issue Common Stock having an aggregate value of $666,667 to the plan participants as follows: 50% of the value of such shares will be issued at the Closing, and subject to continuous employment with Reflect or Creative Realities, 25% of the value of such shares will be issued on the one-year anniversary of Closing and the remaining 25% of the value of such shares will be issued on the two-year anniversary of the Closing. The shares to be issued on the Closing will be valued at $2.00 per share, and the shares to be issued after the Closing will be determined based on dividing the value of shares issuable on such date divided by the trailing 10-day volume weighed average price (VWAP) of the shares as of such date as reported on the Nasdaq Capital Market.

Upon the resignation of a participant’s employment for “good reason,” or termination of the employment of a participant without “cause,” each as defined in the Retention Bonus Plan, the participant will be fully vested and will receive all cash and shares allocated to such participant under the Retention Bonus Plan. Any amounts unpaid by reason of a lapse in continuous employment or otherwise will be reallocated among the remaining Retention Bonus Plan participants.

The foregoing description of the Retention Bonus Plan is not a complete description thereof and is qualified in its entirety by reference to the full text of the Retention Bonus Plan and the Retention Bonus Plan Award Agreement filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Executive Compensation

As a result of the consummation of the Merger, the annual base salaries of Rick Mills, Chief Executive Officer of the Company, and Will Logan, Chief Financial Officer of the Company, increased to $450,000 and $350,000, respectively, pursuant to the existing terms of their respective employment agreements. In addition, Will Logan will receive a $75,000 cash bonus upon the closing of the Merger pursuant to the terms of Mr. Logan’s employment agreement.

Item 5.07 Submission to a Vote of Security Holders.

On February 15, 2022, the Company held a special meeting of shareholders (the “Special Meeting”) in Louisville, Kentucky. As of December 27, 2021, the record date for the Special Meeting, 11,998,065 shares of Common Stock of the Company (“Common Stock”) were issued and outstanding. Each share of Common Stock entitled its holder to cast one vote. The items voted on at the Special Meeting and the results of such voting are set forth below:

(1) Bonus Plan Proposal. The Company’s shareholders approved the Reflect Retention Bonus Plan that was established immediately prior to the effective time of the Merger for certain employees of Reflect that will continue their services after the effective time of the Merger. There were 6,146,779 votes cast for the Bonus Plan Proposal and 46,905 votes cast against the Bonus Plan Proposal. 3,323 votes abstained, and there were no broker non-votes.

(2) Share Issuance Proposal. The Company’s shareholders approved the issuance and potential issuance of Company common stock in connection with (i) the Merger contemplated by the Merger Agreement, (ii) one or more financings consummated subsequent to the date of the Merger Agreement and prior to, or in connection with, the Closing, including Company common stock issuable upon the exercise of any warrants, and the conversion or payment of any principal or accrued interest outstanding under any convertible promissory notes, in each case that may be issued in such financings, and (iii) Common Stock that may be issued in connection with the conversion of any outstanding debt owed to Slipstream in connection with obtaining such financing. There were 6,142,590 votes cast for the Share Issuance Proposal and 48,568 votes cast against the Share Issuance Proposal. 5,849 votes abstained, and there were no broker non-votes.

(3) Advisory Compensation Proposal. The Company’s shareholders approved, on a non-binding, advisory basis, the compensation that will or may become payable by Creative Realities to its named executive officers in connection with the Merger. There were 6,100,993 votes cast for the Advisory Compensation Proposal and 91,162 votes cast against the Advisory Compensation Proposal. 4,852 votes abstained, and there were no broker non-votes.

The Creative Realities Adjournment Proposal was not presented for shareholder approval at the Annual Meeting in light of the approval of the Bonus Plan Proposal, Share Issuance Proposal and Advisory Compensation Proposal at the Special Meeting. No other items were presented for shareholder approval at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Lender Warrant dated February 17, 2022
4.2	Purchaser Warrant dated February 17, 2022
10.1	Second Amended and Restated Loan and Security Agreement
10.2	$10,000,000 Acquisition Term Note
10.3	$7,185,319.06 Consolidation Term Note
10.4	Secured Promissory Note
10.5	Retention Bonus Plan
10.6	Form of Retention Bonus Plan Agreement
99.1	Press Release dated February 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2022

Creative Realities, Inc

By:	/s/ Will Logan
Will Logan
Chief Financial Officer